SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-___________

SEE REVERSE FOR
CERTAIN
DEFINITIONS

SELWAY CAPITAL ACQUISITION CORPORATION

CUSIP ___________

UNITS CONSISTING OF ONE (1) SERIES A SHARE AND ONE (1) WARRANT TO PURCHASE
ONE (1) SHARE OF COMMON STOCK

THIS CERTIFIES THAT
is the owner of	Units.

Each Unit (“Unit”) consists of one (1) Series A Share of common stock, par value $0.0001 per share (“Series A Share”), of SELWAY CAPITAL ACQUISITION CORPORATION, a Delaware corporation (the “Company”), and one (1) warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of common stock for $10.00 per share (subject to adjustment).  Each Warrant will become exercisable on the later of (i) the Company’s completion of an initial business combination with one or more target businesses and (ii) ____________, 2011 [ONE YEAR FROM THE DATE OF THE IPO PROSPECTUS], and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2016, or earlier upon redemption (the “Expiration Date”). The Series A Shares and Warrants comprising the Units represented by this certificate will begin separate trading 90 days after the date of the prospectus covering these securities (the “Prospectus”) or the announcement by the underwriters of the Company’s initial public offering of the decision to allow earlier trading; provided, however, in no event will the representative allow separate trading of the Series A Shares and Warrants until the Company files an audited balance sheet with the Securities and Exchange Commission reflecting the Company’s receipt of the gross proceeds of the offering and issues a press release announcing when such separate trading will begin.  The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2011, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, New York, NY 10038, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
	Chief Executive Officer	Secretary

SELWAY CAPITAL ACQUISITION CORPORATION
CORPORATE
SEAL
2011
DELAWARE

SELWAY CAPITAL ACQUISITION CORPORATION

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common
TEN ENT  -  as tenants by the entireties
JT TEN  -  as joint tenants with right of survivorship
and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company’s liquidation upon a failure to consummate an acquisition transaction (ii) if the holder seeks to convert his respective shares into cash in connection with the initial acquisition transaction which is approved by the shareholders of the Company as set forth in the Company ’s prospectus or (iii) if the holder seeks to convert his respective shares into cash in connection with a post-acquisition transaction tender offer conducted by the Company.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.